Exhibit 10.3
FORM OF
NONQUALIFIED STOCK OPTION AGREEMENT
Under the Emisphere Technologies, Inc.
2007 Stock Award and Incentive Plan
     THIS AGREEMENT dated as of the ___ day of ___ 20[___], between Emisphere Technologies, Inc., a Delaware Corporation (the “Company”), and ___(the “Optionee”).
W I T N E S S E T H:
     In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:
     1. Grant of Stock Option.
     Subject to the provisions of this Agreement and to the provisions of the Emisphere Technologies, Inc. 2007 Stock Award and Incentive Plan (the “Plan”), the Company hereby grants to the Optionee as of [DATE] (the “Grant Date”) the right and option (the “Stock Option”) to purchase [NUMBER] shares of common stock of the Company, par value $.01 per share (“Common Stock”), at the exercise price of [$] per share, the closing price of the Common Stock on [DATE]. The Stock Option shall be a Nonqualified Stock Option. Unless earlier terminated pursuant to the terms of this Agreement, the Stock Option shall expire on the tenth anniversary of the date hereof. Capitalized terms not defined herein shall have the meaning set forth in the Plan.
     2. Exercisability of the Stock Option.
     (a) Vesting. Subject to remaining employed by the Company through the following dates, the Stock Option shall become vested and exercisable with respect to:

% OF GRANT (OR NUMBER OF SHARES)
DATE	VESTED
[INSERT DATE]	25%
[INSERT DATE]	25%
[INSERT DATE]	25%
[INSERT DATE]	25%

Upon the Optionee’s termination of employment for any reason, the portion of the Stock Option that is not vested as of such date, in accordance with the foregoing provisions of this Section 2, shall cease vesting and terminate immediately.
          (b) Acceleration upon Change in Control. In the event of a Change in Control, any unvested portions of this Stock Option shall immediately vest and remain exercisable for the remainder of the originally scheduled term. For the purposes of this Agreement, a “Change in Control” means: (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than any individual, entity or group which, as of the date of this Agreement, beneficially owns more than ten percent (10%) of the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then Outstanding Company Common Stock; provided, however, that any acquisition by the Company or its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries of 50% or more of Outstanding Company Common Stock shall not constitute a Change in Control; and provided, further, that any acquisition by an entity with respect to which, following such acquisition, more than 50% of the then outstanding equity interests of such entity, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such acquisition of the Outstanding Company Common Stock, shall not constitute a Change in Control; or (b) the consummation of (i) a reorganization, merger or consolidation (any of the foregoing, a “Merger”), in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock immediately prior to such Merger do not, following such Merger, beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock of the corporation resulting from Merger, or (ii) the sale or other disposition of all or substantially all of the assets of the Company, excluding (a) a sale or other disposition of assets to a subsidiary of the Company; and (b) a sale or other disposition of assets to any individual, entity or group which, as of the date of this Agreement, beneficially owns more than ten percent (10%) of the then Outstanding Company Common Stock.
     3. Method of Exercise of the Stock Option.
          (a) The portion of the Stock Option as to which the Optionee is vested shall be exercisable by delivery to the Company of a written or electronic notice stating the number of whole shares to be purchased pursuant to this Agreement and accompanied by payment of the full purchase price of the shares of Common Stock to be purchased. Fractional share interests shall be disregarded except that they may be accumulated.
          (b) The exercise price of the Stock Option shall be paid: (i) in cash or by certified check or bank draft payable to the order of the Company; (ii) by exchange of shares of unrestricted Common Stock of the Company already owned by the Optionee (that have been held by the Optionee for six (6) months prior to exercise or which were acquired in the open market) and having an aggregate Fair Market Value equal to the aggregate purchase price, provided, that the Optionee represents and warrants to the

Company that the Optionee has held the shares of Common Stock free and clear of liens and encumbrances and has held the shares for at least six (6) months prior to exercise or that such shares were acquired in the open market; (iii) by delivering, along with a properly executed exercise notice to the Company, a copy of irrevocable instructions to a broker to deliver promptly to the Company the aggregate exercise price and, if requested by the Optionee, the amount of any applicable federal, state, local or foreign withholding taxes required to be withheld by the Company, provided, however, that such exercise may be implemented solely under a program or arrangement established and approved by the Company with a brokerage firm selected by the Company; (iv) by any other procedure approved by the Committee, or by a combination of the foregoing.
     4. Termination of Employment and/or Service Other Than Due to Death or Disability.
          (a) Except as provided in Section 4(b) below with regard to the Optionee’s termination of employment and/or service for cause or following an event that would be grounds for a termination of employment and/or service for cause and Section 5 below with regard to the Optionee’s termination of employment and/or service due to death or Disability, in the event of the Optionee’s termination of employment and/or service, the portion of the Stock Option, if any, which is exercisable at the time of such termination may be exercised prior to the first to occur of (a) the expiration of the ninety day (90) period which commences on the date of termination or (b) the expiration date of the Stock Option.
          (b) In the event of the Optionee’s termination of employment and/or service for Cause, the Optionee’s entire Stock Option (whether or not vested) shall be forfeited and canceled in its entirety upon such termination of employment and/or service. If the Optionee has executed an employment, consulting or similar service agreement, the definition of “cause” contained therein, if any, shall govern. If there is no definition of “cause” in the governing employment, consulting or similar service agreement or the Optionee does not have an employment, consulting or similar service agreement, then the definition of cause shall be conduct by the Optionee, as determined in the sole discretion of the Company’s Board of Directors, involving one or more of the following: (a) gross misconduct or inadequate performance by the Optionee which is injurious to the Company; or (b) the commission of an act of embezzlement, fraud or theft, which results in economic loss, damage or injury to the Company; or (c) the unauthorized disclosure of any trade secret or confidential information of the Company; or (d) the commission of an act which constitutes unfair competition with the Company or which induces any customer or prospective customer of the Company to breach a contract with the Company or to decline to do business with the Company; or (e) the indictment or conviction of the Optionee for a felony or a serious misdemeanor; or (f) the failure by the Optionee to perform in any material respect his or her employment, duties and obligations.
          (c) Nothing in this Agreement or the Plan shall confer upon the Optionee any right to continue in the employ and/or service of the Company or any of its subsidiaries or affiliates or interfere in any way with the right of the Company or any such subsidiaries or affiliates to terminate the Optionee’s employment and/or service at any time.
     5. Death or Disability of Optionee.
     In the event of the Optionee’s termination of employment and/or service due to death (or, in the event of the Optionee’s death following termination of employment and/or service while the Stock Option remains exercisable) the portion of the Stock Option, if any, which is exercisable at the time of death may be exercised by the Optionee’s estate or by a person who acquired the right to exercise such Stock Option by bequest or inheritance or otherwise by reason of the death of the Optionee at any time prior to the first to occur of (a) twelve (12) months after the date of death or (b) the expiration date of the Stock Option. In the event of the Optionee’s termination of employment and/or service due to long term disability, the portion of the Stock Option, if any, which is exercisable at the time of such termination of employment and/or service due to Disability for long term disability may be exercised by the Optionee or the Optionee’s guardian or legal representative at any time prior to the first to occur of (a) twelve (12) months after such termination of employment and/or service or (b) the expiration date of the Stock Option.
     6. Nontransferability of the Stock Option.
     The Stock Option is non-transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and the Stock Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by the Optionee’s guardian or legal representative or any transferee described above.
     7. Rights as a Stockholder.
     An Optionee or a transferee of the Stock Option shall have no rights as a stockholder with respect to any shares covered by such Stock Option until the date when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date a stock certificate is issued, except as provided in the Plan.
     8. Adjustment in the Event of Change in Stock.
     In accordance with Section 10(c) of the Plan, in the event of any change in Corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), and the number and kind of shares subject to the Stock Option and/or the exercise price per share will be adjusted. The determination of the Committee regarding any adjustment will be final and conclusive.

     9. No Guarantee of Continued Service.
     OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING THE EMPLOYMENT OR BUSINESS RELATIONSHIP AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING ENGAGED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.
     10. Other Restrictions.
     The exercise of the Stock Option shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the Optionee with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such listing, registration, qualification, consent, or approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.
     The Company may, but will in no event be obligated to, register any securities issuable upon the exercise of all or any portion of the Stock Option pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Stock Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. The certificates representing shares issued to Optionee hereunder shall bear such legends as Company determines appropriate referring to restrictions on the transfer of such shares imposed by this Agreement and such other legends as are required or appropriate under applicable law.
     11. Taxes and Withholding.
     No later than the date of exercise of the Stock Option granted hereunder, the Optionee shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Stock Option and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Optionee, federal, state and local taxes of any kind required by law to be withheld upon the exercise of such Stock Option. The Optionee should consult with a tax advisor before exercising this Option or disposing of the Shares to obtain advice as to the consequences of such exercise or disposition.
     12. Notices.
     All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
     If to the Optionee, at the address set forth on the signature page hereto.
     If to the Company:
Attn: Michael R. Garone, Chief Financial Officer
Emisphere Technologies, Inc.
240 Cedar Knolls Road, Suite 200
Cedar Knolls, NJ 07927
Telephone: (973) 532-8000
Facsimile: (973) 532-8121
     or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Section 12. Notice and communications shall be effective when actually received by the addressee.
     13. Effect of Agreement.
     Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any transferee or successor of the Optionee pursuant to Section 6.
     14. Laws Applicable to Construction.
     The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware.
     15. Severability.
     The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If the final judgment of a court of competent jurisdiction declares that any provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power, and is hereby directed, to reduce the scope, duration or area of the provision, to delete specific words or phrases and to replace any invalid or unenforceable provision with a provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable provision and this Agreement shall be enforceable as so modified.
     16. Conflicts and Interpretation.
     This Agreement is subject to all the terms, conditions and provisions of the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control. In the event of any ambiguity in this Agreement, any term which is not defined in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.
     17. Headings.
     The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.
     18. Amendment.
     This Agreement may not be modified, amended or waived except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.
     19. Term.
     The term of this Agreement is ten years from the Grant Date, unless terminated prior to such date in accordance with the provisions herein.
     20. Counterparts.
     This Agreement may be executed in counterparts, which together shall constitute one and the same original.
[signature page follows]

     IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Optionee has hereunto set the Optionee’s hand.

EMISPHERE TECHNOLOGIES, INC.

By:
Title:

OPTIONEE:

[Name of Optionee]

Address: